Exhibit 4.63

2.

Execution Version First Supplemental Agreement to Secured Loan Facility Agreement dated 22 December 2015
Dated 6 April 2016
(1)SBI Achilles Shipping Company Limited
SBI Hermes Shipping Company Limited
(as Borrowers)
(2)Scorpio Bulkers Inc.
(as Guarantor)
(3)The Financial Institutions
listed in Schedule 1
(as Original Lenders)
(4)ABN AMRO Bank N.V.
(as Arranger)
(5)ABN AMRO Bank N.V.
(as Agent)
(6)ABN AMRO Bank N.V.
(as Swap Provider)
(7)ABN AMRO Bank N.V.
(as Security Agent)

Exhibit 4.63

Contents
Page

1	Interpretation 2

2	Conditions 2

3	Representations 3

4	Amendments to Loan Agreement 3

5	Confirmations and Undertakings 7

6	Notices, Governing Law and Enforcement 7

Schedule 1	The Lenders 8

Schedule 2	Effective Date Confirmation 9

Exhibit 4.63

First Supplemental Agreement
Dated               6 April                              2016
Between:

(1)
SBI Achilles Shipping Company Limited ("Borrower A") and SBI Hermes Shipping Company Limited ("Borrower B" and together with Borrower A, the "Borrowers" and each a "Borrower"), each a corporation incorporated under the laws of the Republic of the Marshall Islands, with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960; and

(2)
Scorpio Bulkers Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the "Guarantor"); and

(3)	The Financial Institutions listed in Schedule 1 (The Lenders), each acting through its office at the address indicated against its name in Schedule 1(together the "Lenders" and each a "Lender"); and

(4)	ABN AMRO Bank N.V., acting as mandated lead arranger through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands (in that capacity, the "Arranger"); and

(5)	ABN AMRO Bank N.V., acting as agent through its office at Daalsesingel 71, 3511 SW Utrecht, The Netherlands (in that capacity, the "Agent"); and

(6)	ABN AMRO Bank N.V., acting as swap provider through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands (in that capacity, the "Swap Provider"); and

(7)	ABN AMRO Bank N.V., acting as security agent through its office at Daalsesingel 71, 3511 SW Utrecht, The Netherlands (in that capacity, the "Security Agent").

Supplemental to a secured loan agreement dated 22 December 2015 (the "Loan Agreement") made between the Borrowers, the Guarantor, the Lenders, the Agent, the Swap Provider and the Security Agent on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrowers its respective Commitment of an aggregate amount not exceeding twenty seven million two hundred fifty thousand Dollars ($27,250,000) to assist the Borrowers to finance part of the aggregate of the purchase price of the Vessels.
Whereas:

(A)	The Borrowers and the Guarantor have requested that the Finance Parties:

(i)	agree to amend the Repayment Dates and the profile of the Repayment Instalments as set out at clause 6.1 (Repayment of each Tranche) of the Loan Agreement; and

Exhibit 4.63

(ii)	agree to amend the Minimum Liquidity covenant set out at clause 21.1 (Minimum Liquidity) of the Loan Agreement,
(together, the "Requests").

(B)	The Finance Parties have agreed to give their consent to the Requests, subject to and upon the terms and conditions contained in this Supplemental Agreement.

It is agreed that:

1	Interpretation

1.1	In this Supplemental Agreement:

1.1.1
"Effective Date" means the date on which the Agent confirms to the Borrowers in writing substantially in the form set out in Schedule 2 that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if an Event of Default shall have occurred;

1.1.2	"Finance Parties" means the Agent, the Security Agent, the Swap Provider and the Lenders; and

1.1.3	"Security Parties" means all parties to this Supplemental Agreement other than the Finance Parties and "Security Party" means any one of them

1.2
All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.1.2 of the Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it is set out in full.

1.3	The Agent and the Borrowers hereby designate this Supplemental Agreement as a Finance Document.

1.4
All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions

2.1
As conditions for the agreement of the Finance Parties to the Requests and for the effectiveness of Clause 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

a certificate from a duly authorised officer of each Borrower and the Guarantor confirming that none of the documents delivered to the Agent pursuant to clauses 4.1 and 4.3 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Agent, or copies, certified by a duly authorised officer of the Security Party in question as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified;

2.1.1	a copy, certified by a director or the secretary of the Borrowers and the Guarantor as true, complete and accurate and neither amended nor revoked, of a resolution of the directors

Exhibit 4.63

of that Security Party (together, where appropriate, with signed waivers of notice of any directors' meetings) approving, and authorising or ratifying the execution of, this Supplemental Agreement and any document to be executed by that Security Party pursuant to this Supplemental Agreement;

2.1.2	a power of attorney of each of the Borrowers and the Guarantor under which this Supplemental Agreement and any documents required pursuant to it are to be executed by that Security Party;

2.1.3	evidence that the first repayment instalment in respect of each Tranche, in an amount of:

a.	$783,333 in respect of Tranche A; and

b.	$766,667 in respect of Tranche B; and

has been paid to the Agent for the account of the Lenders; and

2.1.4	the following legal opinions, each addressed to the Agent or confirmation satisfactory to the Agent that such opinions will be given:

a.	a legal opinion of Stephenson Harwood LLP as to matters of English law; and

b.	a legal opinion of Seward & Kissel LLP as to matters of Marshall Islands law.

2.2
The Borrowers undertake to deliver or to cause to be delivered to the Agent on or as soon as possible following the date of this Supplemental Agreement but not later than five (5) Business Days after the Effective Date such of the legal opinions specified in Clause 2.1.5 as have not already been provided to the Agent.

2.3	All documents and evidence delivered to the Agent pursuant to Clause 2.1 shall:

2.3.1	be in form and substance acceptable to the Agent;

2.3.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.3.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3	Representations

Each of the representations contained in clause 19 of the Loan Agreement shall be deemed repeated by each of the Borrowers and the Guarantor at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Supplemental Agreement.

Exhibit 4.63

4	Amendments to Loan Agreement

4.1	With effect from the Effective Date the Loan Agreement shall be read and construed as if:

4.1.1	references to "this Agreement" are references to the Loan Agreement as amended and supplemented by this Supplemental Agreement;

4.1.2	references to the Finance Documents include this Supplemental Agreement; and

4.1.3	the following definitions shall be inserted into clause 1.1 (Definitions) of the Loan Agreement:
""Effective Date" means the Effective Date as defined in the Supplemental Agreement."; and
""Supplemental Agreement" means the supplemental agreement to this Agreement entered into by the parties to this Agreement.".

4.1.3	a new clause numbered 1.9 is inserted headed "Contractual recognition of bail-in" and reading as follows:
"1.9.1    In this Clause 1.9:
"Bail-In Action" means the exercise of any Write-down and Conversion Powers.
"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.
"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.
"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract

Exhibit 4.63

or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.9.2
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)    a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability."

4.1.5	Clause 6.1 (Repayment of each Tranche) of the Loan Agreement should be deleted in its entirety and replaced with the following:

"6.1	Repayment of each Tranche The Borrowers agree to repay each Tranche to the Agent for the account of the Lenders by 13 instalments, as follows:

6.1.1
in respect of Tranche A, the first instalment being an amount of $783,333 falling due on or before the Effective Date, the second instalment being an amount of $195,833 falling due on 11 April 2018 and eleven subsequent instalments of $195,833 falling due at consecutive intervals of three calendar months thereafter with the final instalment together with a balloon payment of $ 8,616,671 falling due on 11 January 2021; and

6.1.2
in respect of Tranche B, the first instalment being an amount of $766,667 falling due on or before the Effective Date, the second instalment being an amount of $191,667 falling due on 8 April 2018 and eleven subsequent instalments of $191,667 falling due at consecutive intervals of three calendar months thereafter with the final instalment together with a balloon payment of $ 8,433,329 falling due on 8 February 2021."

4.1.6	Clause 6.3 (Reduction of Repayment Instalments) of the Loan Agreement shall be deleted in its entirety and Clause 6.4 (Reborrowing) of the Loan Agreement shall be re-numbered accordingly.

4.1.7	Clause 21.1 (Minimum Liquidity) of the Loan Agreement shall be deleted in its entirety and replaced with the following:

Exhibit 4.63

"21.1
Minimum Liquidity Cash and Cash Equivalents shall at all times be the greater of (i) $700,000 per vessel owned by the Group (the "Group Vessel Minimum Liquidity") and (ii) $25,000,000) (the “Minimum Liquidity”). For the purpose of this test, Cash and Cash Equivalents can include unutilised and freely available parts of revolving credit facilities with a maturity date in excess of 12 months after the date of the annual financial statements delivered pursuant to Clause 20.1.1 (Financial statements) or the set of management accounts delivered pursuant to Clause 20.1.2 (Financial statements) (as the case may be) provided that 66 2/3% of the Minimum Liquidity shall at all times consist of Cash.

In the event that:

(a)	the Group Vessel Minimum Liquidity is greater than $25,000,000; and

(b)	the aggregate of the Cash and Cash Equivalent is less than the Group Vessel Minimum Liquidity, the Borrowers shall prepay the Loan in an amount which is equal to:

(i)	the Group Vessel Minimum Liquidity, less

(ii)	Cash and Cash Equivalents.
Any such prepayment shall (i) be made within 30 days of the date of the applicable Compliance Certificate and (ii) shall be applied in prepayment of the remaining Repayment Instalments pro rata against each Tranche in inverse order of maturity.

4.1.8	The following clause shall be inserted as a new clause 21.4 in the Loan Agreement:

"21.4
Most Favoured Nations Clause The Borrowers and the Guarantor shall provide the Lenders with the benefit of any additional or more favourable financial covenants provided to any other financing party up to and including 30 April 2017 under any Financing Agreement in order that the Lenders shall be treated no less favourably than any other of the financing parties to any member of the Group. The Borrowers shall provide details of such financial covenants to the Agent within thirty (30) days of the Guarantor or other member of the Group granting such financial covenants to other financing parties and shall keep the Agent advised of any proposed changes to its financial covenants relating to any Financing Agreement with other financing parties in order that appropriate amendments can be made to this Agreement and the other Finance Documents.

In this Clause 21.4, "Financing Agreement" means any credit agreement, note purchase agreement, bond issue, indenture, promissory note, letter agreement or similar agreement for borrowed money with other lenders or creditors of the Guarantor or any member of the Group (other than trade creditors)."

4.1.9	The following clause shall be inserted as a new clause 22.34 in the Loan Agreement:

"22.34
No dividends or payments by the Guarantor From the Effective Date up to and including 30 June 2018 the Guarantor shall not declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital)."

Exhibit 4.63

4.2	All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.

5	Confirmations and Undertakings

5.1
Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement are references to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2
The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in or pursuant to this Supplemental Agreement.

6	Notices, Governing Law and Enforcement

The provisions of clauses 31, 40 and 41 of the Loan Agreement shall apply to this Supplemental Agreement as if they are set out in full and as if (a) references to each Party are references to each party to this Supplemental Agreement, (b) references to the Finance Documents include this Supplemental Agreement and (c) references to the Borrowers are references to each Security Party.

Exhibit 4.63

Schedule 1
The Lenders
ABN AMRO Bank N.V.
Coolsingel 93
3012 AE Rotterdam
The Netherlands
Fax no.: +31 10 401 5323

Exhibit 4.63

Schedule 2
Effective Date Confirmation

To:    SBI Achilles Shipping Company Limited; and
SBI Hermes Shipping Company Limited

Cc:    Scorpio Bulkers Inc.

We, ABN AMRO Bank N.V., refer to the supplemental agreement dated                                             2016 (the "Supplemental Agreement") relating to a secured loan agreement dated 22 December 2015 (the "Loan Agreement") made between you as the Borrowers, Scorpio Bulkers Inc. as the Guarantor, the banks listed in it as the Lenders, ourselves as the Agent, ABN AMRO Bank N.V. as the Swap Provider and ourselves as the Security Agent in respect of a loan to you from the Lenders of up to $27,250,000.
We hereby confirm that all conditions precedent referred to in Clause 2.1 of the Supplemental Agreement have been satisfied. In accordance with Clauses 1.1 and 4 of the Supplemental Agreement the Effective Date is the date of this confirmation and the amendments to the Loan Agreement are now effective.

Dated                                             2016

Signed:___________________________________
For and on behalf of
ABN AMRO Bank N.V.

Exhibit 4.63

In witness of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

Exhibit 4.63

Signed and delivered as      )
a Deed by      )
SBI Achilles Shipping Company Limited    )
acting by    /s/ Francesca Gianfranchi    )
Attorney-in-Fact        )
its duly authorised                )
)
in the presence of:                )
Witness signature:…/s/ Nicholas Kaasik………………………………………
Name:
Address:

Signed and delivered as             )
a Deed by                     )
SBI Hermes Shipping Company Limited    )
acting by    /s/ Francesca Gianfranchi    )
Attorney-in-Fact        )
its duly authorised                )                        )
in the presence of:                )
Witness signature:…/s/ Nicholas Kaasik………………………………………
Name:
Address:
Signed and delivered as             )
a Deed by                     )
Scorpio Bulkers Inc.                )
acting by /s/ Micha Withcoft
Attorney-in-Fact            )
its duly authorised                )
)
in the presence of:                )

Witness signature:…/s/ Nicholas Kaksik………………………………………
Name:
Address:

Exhibit 4.63

Signed and delivered as             )
a Deed by                     )
ABN AMRO Bank N.V. (as a Lender)    )
acting by /s/ Roderick McGeachy                    )
Attorney-in-Fact                        )
its duly authorised                )
)
in the presence of:                )

Witness signature:…/s/ Daria Fillippelli………………………………………
Name:
Address:

Signed and delivered as             )
a Deed by                     )
ABN AMRO Bank N.V.             )
(as Agent)                    )
acting by /s/ Roderick McGeachy                    )
Attorney-in-Fact                        )
)
its duly authorised                )
)
in the presence of:                )

Witness signature:……/s/ Daria Fillippelli……………………………………
Name:
Address:

Exhibit 4.63

Signed and delivered as             )
a Deed by                     )
ABN AMRO Bank N.V.            )
(as Swap Provider)                )
acting by /s/ Roderick McGeachy                    )
Attorney-in-Fact                    )
)
its duly authorised                )
)
in the presence of:                )

Witness signature:……/s/ Daria Fillippelli……………………………………
Name:
Address:

Signed and delivered as             )
a Deed by                     )
ABN AMRO Bank N.V.            )
(as Security Agent)                )
acting by /s/ Roderick McGeachy                    )
Attorney-in-Fact                    )
)
its duly authorised                )
)
in the presence of:                )

Witness signature:…/s/ Daria Fillippelli………………………………………
Name:
Address: